Exhibit 10.1

Execution Copy

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of March 9, 2012, by and among Aastrom Biosciences, Inc., a Michigan corporation, (the “Company”), and the investors listed on the Schedule of Purchasers attached hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS:

A.            The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.            The Company has authorized (1) a new series of Series B-1 non-voting preferred stock, no par value per share (the “Series B-1 Preferred Stock”), and (2) a new series of Series B-2 voting preferred stock, no par value per share (the “Series B-2 Preferred Stock” and, together with the Series B-1 Preferred Stock, the “Series B Preferred Stock”), each having the respective rights, preferences and privileges set forth in the Certificate of Designations, to be filed prior to the Closing by the Company with the Department of Licensing and Regulatory Affairs of the State of Michigan, in the form of Exhibit A hereto (the “Certificate of Designations”), which Series B Preferred Stock shall be convertible into the Company’s common stock, no par value per share (the “Common Stock”).

C.            Each Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that number of shares of Series B-1 Preferred Stock (the “Shares”) set forth opposite such Purchaser’s name in column (3) on the Schedule of Purchasers attached hereto, for the aggregate purchase price for all Purchasers of $40,001,000.00, (1) which Shares are exchangeable for shares of the Series B-2 Preferred Stock (the “Exchange Shares”) and (2) which Shares, the Exchange Shares and Dividend Shares (as defined below) are convertible into shares of the Company’s Common Stock (as converted, collectively, the “Conversion Shares”).

D.            The Shares shall accrue a cumulative dividend in accordance with the terms of the Certificate of Designations, which (1) prior to the fifth anniversary of the Closing shall and (2) after the fifth anniversary of the Closing date may, at the option of the Company, be paid in shares of Series B-1 Preferred Stock (the “Dividend Shares”).

E.            Pursuant to this Agreement, the Company is granting to each Purchaser an option to purchase additional equity securities proposed to be sold and issued by the Company from time to time in one or more Additional Financings (as defined below) (the “Additional Financing Shares”).

F.             Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

G.            The Shares, the Exchange Shares, the Conversion Shares and the Dividend Shares collectively are referred to herein as the “Securities”.

H.            Prior to the execution and delivery of this Agreement, the Company and Continental Stock Transfer & Trust Company, as Rights Agent, have executed and delivered an Amendment No. 1 to Shareholder Rights Agreement, in the form attached hereto as Exhibit D (the “Rights Agreement Amendment”), pursuant to which the Purchasers may acquire the Securities and the Additional Financing Shares without making any Purchaser an Acquiring Person or resulting in a Distribution Date (each as defined in the Shareholder Rights Agreement, dated as of August 11, 2011, between the Company and the Rights Agent (the “Rights Agreement”)).

NOW, THEREFORE, the Company and each Purchaser hereby agree as follows:

1.             PURCHASE AND SALE OF SHARES.

(a)           Purchase of Shares.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Purchaser, and each Purchaser severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), the number of Shares set forth opposite such Purchaser’s name in column (3) on the Schedule of Purchasers (the “Closing”).

(b)           Closing.  The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on the date hereof (or such later date as is mutually agreed to by the Company and each Purchaser) after satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, MA 02109.

(c)           Purchase Price.  The aggregate purchase price for the Shares to be purchased by each such Purchaser at the Closing (the “Purchase Price”) shall be the amount set forth opposite each Purchaser’s name in column (4) of the Schedule of Purchasers.  Each Purchaser shall pay $3,250.00 per share of Series B-1 Preferred Stock to be purchased by such Purchaser at the Closing.

(d)           Form of Payment.  On the Closing Date, (i) each Purchaser shall pay its Purchase Price to the Company for the Shares to be issued and sold to such Purchaser at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall issue and deliver the applicable number of Shares to be sold by the Company hereunder to each of the Purchasers.

2.             PURCHASER’S REPRESENTATIONS AND WARRANTIES.  Each Purchaser, severally and not jointly, represents and warrants with respect to only itself to the Company that:

(a)           No Public Sale or Distribution.  Such Purchaser is (i) acquiring the Shares and (ii) upon (A) exchange of the Shares for the Exchange Shares will acquire the shares of Series B-2 Preferred Stock issuable upon the exchange, (B) payment of the dividend pursuant to the terms of the Certificate of Designations will acquire the shares of Series B-1 Preferred Stock, and (C) conversion of the Shares, the Exchange Shares or the Dividend Shares will acquire the Conversion Shares issuable upon conversion of the Shares, the Exchange Shares or the Dividend Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.  Such Purchaser does not presently have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Securities.

(b)           Accredited Investor Status.  Such Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c)           Reliance on Exemptions.  Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(d)           Information.  Such Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Purchaser.  Such Purchaser has been afforded the opportunity to ask questions of the Company.  Neither such materials, inquiries nor any other due diligence investigations conducted by such Purchaser or its advisors, if any, or its representatives shall modify, amend or affect the Company’s representations and warranties contained hereon or such Purchaser’s right to rely on the Company’s representations and warranties contained herein.  Such Purchaser understands that its investment in the Securities involves a high degree of risk.  Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)           No Governmental Review.  Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)            Transfer or Resale.  Such Purchaser understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Purchaser shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Purchaser provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(s)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  Notwithstanding the foregoing or any other provision of this Agreement to the contrary, no registration statement or opinion of counsel will be required for any transfer of the Securities by a Purchaser to an affiliate of such Purchaser.

(g)           Legends.  Such Purchaser understands that the certificates or other instruments representing the Shares, the Exchange Shares and the Dividend Shares and, until such time as the resale of the Conversion Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC (as defined below), unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.

(h)           Validity; Enforcement.  This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Purchaser and shall constitute the legal, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their respective terms, except (i) as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and (ii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

(i)            No Conflicts.  The execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(j)            Residency.  Such Purchaser is a resident of that jurisdiction specified below its address on the Schedule of Purchasers.

(k)           Foreign Investors.  If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities.  The Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(l)            Certain Trading Activities.  The Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) during the period commencing on January 1, 2012 and ending immediately prior to the execution of this Agreement by such Purchaser.  “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(m)          Source of Funds.  The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser is in compliance with Executive Order 13224 and the regulations administered by the U.S. Department of the Treasury (the “Treasury”) Office of Foreign Assets Control, (ii) the Purchaser, its parents, subsidiaries, affiliated companies, officers, directors and partners, and to the Purchaser’s knowledge, its shareholders, owners, employees, and agents, are not on the List of Specially Designated Nationals and Blocked Persons maintained by the Treasury and have not been designated by Treasury as a financial institution of primary money laundering concern, (iii) to the Purchaser’s knowledge after reasonable investigation, all of the funds to be used to acquire the Securities are derived from legitimate sources and are not the product of illegal activities, and (iv) the Purchaser is in compliance in all material respects with all other applicable U.S. anti-money laundering laws and regulations and has implemented, if applicable, an anti-money laundering compliance program in accordance with the requirements of the Bank Secrecy Act, as amended by the USA PATRIOT Act, Pub. L. 107-56.

3.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Purchasers that:

(a)           Organization and Qualification.  Each of the Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns any of the capital stock or holds an equity or similar interest, and includes, without limitation, Aastrom Biosciences, Ltd., Ireland and Aastrom Biosciences GmbH, Germany) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted.  Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents (as defined below) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents or to consummate the transactions contemplated hereby and thereby.

(b)           Authorization; Enforcement; Validity.

(i)            The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Certificate of Designations, the

Registration Rights Agreement, the Rights Agreement Amendment, the Transfer Agent Instructions (as defined in Section 5(b)), and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the filing of the Certificate of Designations, the issuance of the Shares, the reservation for issuance and the issuance of the Exchange Shares issuable upon exchange of the Shares, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Shares or the Exchange Shares and the reservation for issuance and the issuance of the Dividend Shares, have been duly authorized by the Company’s Board of Directors and (other than (A) the filing with the SEC and applicable state securities commissions of Form D and related filings, and (B) the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement) no further filing, consent, or authorization is required by the Company, its Board of Directors or its shareholders.  Without limiting the foregoing, on or prior to the date hereof, the Board of Directors of the Company has duly adopted resolutions (W) approving the Transaction Documents and the transactions contemplated hereby and thereby, (X) declaring the Transaction Documents the issuance and sale of the Securities advisable, (Y) recommending the Proposal (as defined below) and (Z) adopting the Certificate of Designations, and, as of the date hereof, such resolutions have not been rescinded, modified or withdrawn in any way.  True and complete copies of all resolutions of the Board of Directors reflecting such actions have been previously provided to the Purchasers.

(ii)           This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and (ii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

(c)           Governmental Consents.  No consent, approval, order, or authorization of, or registration, qualification, declaration, or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the offer, sale, or issuance of the Securities or the consummation of any other transaction contemplated hereby, except for the following: (1) the filing of the Certificate of Designations in the office of the Department of Licensing and Regulatory Affairs of the State of Michigan, which will be filed by the Company and be effective as an amendment to the Articles of Incorporation prior to the Closing; (2) the compliance with other applicable federal and state securities laws, including the filing with the SEC and applicable state securities commissions of Form D and related filings, which compliance will have occurred within the appropriate time periods therefor; (3) the notification of the issuance and sale of the Securities to NASDAQ in accordance with the NASDAQ Rule 4310(c)(17)(B); and (4) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement.

(d)           Issuance of Securities.  The Securities are duly authorized and are free from all taxes, liens and charges with respect to the issue thereof.  As of the Closing, a number of shares of Series B-1 Preferred Stock shall have been duly authorized and reserved for issuance which equals the maximum number of shares of Series B-1 Preferred Stock issuable as Dividend Shares pursuant to the terms of the Certificate of Designations.  As of the Closing, a number of shares of Series B-2 Preferred Stock shall have been duly authorized and reserved for issuance which equals the maximum number of shares of Series B-2 Preferred Stock issuable upon exchange of the Shares.  As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals the maximum number of shares of Common Stock issuable upon conversion of the Shares, the Exchange Shares or the Dividend Shares.  Upon payment in accordance with the Certificate of Designations, the Dividend Shares (including, without limitation, Dividend Shares accrued as Accelerated Dividends (as defined the Certificate of Designations)) will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Series B-1 Preferred Stock Stock.  Upon exchange in accordance with the Certificate of Designations, the Exchange Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Series B-2 Preferred Stock. Upon conversion in accordance with the Certificate of Designations, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  The offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act and all applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

(e)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares, and reservation for issuance and issuance of the Exchange Shares, the Conversion Shares and the Dividend Shares) will not (i) result in a violation of any articles of incorporation (including, without limitation, the Articles of Incorporation), certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries, any Options (as defined below) or Convertible Securities (as defined below) of the Company or any of its Subsidiaries, or the bylaws (including, without limitation, the Bylaws) of the Company or any of its Subsidiaries, (ii) result in a violation of the regulations and rules of The Nasdaq Capital Market (the “Principal Market”)), (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or (iv) conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material contract or agreement filed or required by the Securities Exchange Act of 1934, as amended to be filed as an exhibit to the reports thereunder by which the Company or any of its properties are bound, except in the case of clauses (iii) and (iv) above, for any lien, charge, security interest, encumbrance, conflict, breach, violation or default which would not have a Material Adverse Effect.

(f)            No General Solicitation; Agents’ Fees.  Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Purchaser or its investment advisor) relating to or arising out of the transactions contemplated hereby.  The Company has not engaged any placement agent or other agent other than McNicoll, Lewis & Vlak LLC in connection with the sale of the Securities.

(g)           No Integrated Offering.  None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

(h)           Application of Takeover Protections; Rights Agreement.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement (including, without limitation, the Rights Agreement)) or other similar anti-takeover provision under the Articles of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Additional Financing Shares and any Purchaser’s ownership of the Securities and the Additional Financing Shares.  True and complete copies of all resolutions of the Board of Directors reflecting such actions have been previously provided to the Purchasers.  Except as set forth in the Certificate of Designations, no provision of the Articles of Incorporation or the Bylaws of the Company would, directly or indirectly, restrict or impair the ability of the Purchasers to vote, or otherwise to exercise the rights of a shareholder with respect to, the Securities.

(i)            SEC Documents; Financial Statements.  Except as disclosed in Schedule 3(i), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  The Company has delivered to the Purchasers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise set forth in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided by or on behalf of the Company to the Purchasers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(j)            Equity Capitalization.  As of the date hereof, the authorized capital stock of the Company is as disclosed in the Articles of Incorporation (as defined below). All of the outstanding shares of capital stock of the Company have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  Except as disclosed in the SEC Documents: (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement) and to the knowledge of the Company no shareholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company; (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, are not material.  The Company has furnished or made available to the Purchasers true, correct and complete copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”).

(i)            No Material Adverse Effect.  Since November 8, 2011, no event or circumstance has occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect other than continued incurrence of operating losses incurred in the ordinary course of the Company’s business.

(k)           No Restriction on Ability to Pay Dividends.  The Company is not party to any contract, agreement, arrangement or other understanding, oral or written, express or implied, and is not subject to any provision in its Articles of Incorporation or Bylaws or other governing documents or resolutions of the Board, that could restrict, limit, prohibit or prevent the Company’s ability to pay dividends in full (whether payable as Dividend Shares or in cash) on the Shares or the Exchange Shares in the amounts contemplated by the Certificate of Designations.

(l)            Disclosure.  The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes material, nonpublic information.  The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided to the Purchasers regarding the Company, or any of its Subsidiaries, their business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Except as contemplated by this Agreement, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

4.             COVENANTS.

(a)           Best Efforts.  Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)           Form D and Blue Sky.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification).  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c)           Reporting Status.  Until the date on which the Purchasers shall have sold all the Conversion Shares and the Dividend Shares and none of the Shares are outstanding (the “Reporting Period”), or such earlier date as a Fundamental Change (as defined in the Certificate of Designations) shall occur, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

(d)           Listing.  The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents.  The Company shall maintain the Common Stocks’ authorization for quotation on the Principal Market.  Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market.

(e)           Fees.   Each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Purchasers.

(f)            Reservation of Shares.  The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, (i) the maximum number of shares of Series B-2 Preferred Stock issuable upon exchange of the Shares, (ii) the maximum number shares of Common Stock issuable upon conversion of the Shares, the Exchange Shares or the Dividend Shares, and (iii) the maximum number shares of Series B-1 Preferred Stock issuable as Dividend Shares pursuant to the terms of the Certificate of Designations.

(g)           Conduct of Business.  The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(h)           Shareholder Approval.

(i)            So long as any Securities remain outstanding, the Company shall use its reasonable best efforts, in accordance with the applicable corporate law of the State of Michigan and the Articles of Incorporation and Bylaws, to obtain the approval of the shareholders of the Company to approve the Company’s issuance of all of the Securities and Additional Financing Shares in accordance with applicable law and the applicable rules and regulations of the Principal Market or any other U.S. national or regional securities exchange on which the Common Stock is listed (the “Proposal”), as soon as practicable after the Closing Date (the “Shareholder Approval”) including: (A) duly calling, giving notice of, convening and holding a meeting of the shareholders of the Company (the “First Shareholders Meeting”) to be held as promptly as reasonably practicable, and in any event not later than June 30, 2012, for the purpose of approving the Proposal; (B) using its reasonable best efforts to solicit from its shareholders proxies in favor of the approval of the Proposal and taking all other action reasonably necessary or advisable to secure the Shareholder Approval; and (C) if the Company does not obtain the Shareholder Approval at the First Shareholders Meeting, calling a shareholders meeting to be held no later than the date that is 9 months after the First Shareholders Meeting (the “Second Shareholders Meeting”) for the purpose of obtaining the Shareholder Approval, and, if the Company does not obtain the Shareholder Approval at the Second Shareholders Meeting, if any, submitting the Proposal for approval at each annual meeting of the Company’s shareholders held thereafter, in each case to seek the Shareholder Approval, until the date on which the Shareholder Approval is obtained (each of any such annual meeting, the First Shareholders Meeting and the Second Shareholders Meeting being referred to as, a “Shareholders Meeting”).

(ii)           In connection with each Shareholders Meeting, the Company will use its reasonable best efforts to (A) as promptly as reasonably practicable before the date of such Shareholders Meeting (and in the case of the First Shareholders Meeting, as promptly as reasonably practicable after the date of this Agreement), prepare and file with the SEC a proxy statement (as it may be amended or supplemented from time to time, a “Proxy Statement”) related to the consideration of the Proposal at the Shareholders Meeting, (B) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filings and provide copies of such comments to one counsel designated by the Controlling Purchaser (as defined in the Registration Rights Agreement) (which will be Vinson & Elkins L.L.P. unless the Company is otherwise notified in writing prior to the required delivery date (“Counsel”)) promptly upon receipt and provide copies of proposed responses to Counsel at least three Business Days (as defined below) prior to filing to allow Counsel the opportunity to provide comments, (C) as promptly as reasonably practicable, prepare and file any amendments or supplements necessary to be filed in response to any SEC comments or as otherwise required by applicable laws, (D) as promptly as reasonably practicable, distribute or otherwise make available to its shareholders, in accordance with applicable law and the rules of the SEC, the Proxy Statement and, as determined by the Company, all other customary proxy or other materials for meetings such as the Shareholders Meeting, (E) to the extent required by applicable laws or rules of the SEC, as promptly as reasonably practicable prepare, file and distribute (or otherwise make available) to its shareholders, in accordance with applicable law and the rules of the SEC, any supplement or amendment to the Proxy Statement if any event shall occur which requires such action at any time prior to the Shareholders Meeting, and (F) otherwise comply in all material respects with all requirements of law and rules of the SEC applicable to any Shareholders Meeting.  Each Purchaser shall cooperate with the Company in connection with the preparation of the Proxy Statement and any amendments or supplements thereto, including promptly furnishing the Company, upon request, with any and all information as may be required to be set forth in the Proxy Statement under applicable laws or rules of the SEC.  The Company will provide to Counsel, at least three Business Days prior to filing with the SEC, the Proxy Statement, or any amendments or supplements thereto, and shall give reasonable consideration to any comments proposed by Counsel prior to distributing (or otherwise making available) the Proxy Statement to its shareholders.  The Proxy Statement shall include the recommendation of the Board of Directors of the Company to approve the Proposal referred to in Section 3(b).

(iii)          If, at any time prior to a Shareholders Meeting, any information relating to the Company or any of the Purchasers should be discovered by the Company or any of the Purchasers which should be set forth in an amendment or supplement to a Proxy Statement so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties and, to the extent required by applicable law, the Company shall use its reasonable best efforts to disseminate as promptly as reasonably practicable in an appropriate manner in accordance with applicable law and the rules of the SEC an appropriate amendment thereof or supplement thereto describing such information to its shareholders.

(iv)          The Company hereby represents, warrants, covenants and agrees that none of the information included or incorporated by reference in a Proxy Statement shall, at the date it is first distributed or otherwise made available to shareholders or at the time of the applicable Shareholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no such representation is made by the Company with respect to statements made or incorporated by reference therein in reliance on, and in conformity with, information supplied in writing by or on behalf of the Purchasers in connection with the preparation of the Proxy Statement or any supplement or amendment thereto expressly for inclusion therein.  The Proxy Statement or any supplement or amendment thereto that is filed by the Company shall comply as to form in all material respects with the requirements of the Exchange Act.

(v)           The Company’s obligations under this Section 4(h) shall not apply following any date on which the rules of the Principal Market or any other U.S. national or regional exchange on which the Common Stock is listed, or the staff interpretations thereof, are changed such that no approval of the Company’s shareholders is required for the Proposal under such rules; provided that the Company has received, and delivered, or caused to be delivered, to each of the Purchasers, a written opinion of outside counsel to the Company to such effect, or the Principal Market or any other U.S. national or regional exchange on which the Common Stock is listed has provided confirmation to such effect.

(i)            HSR Compliance.  The Company acknowledges that issuance of the Securities and the Additional Financing Shares to a Purchaser may subject such Purchaser to the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).  As such, the exchange of the Shares for the Exchange Shares, the conversion of the Shares or the Exchange Shares for the Conversion Shares, the issuance of the Dividend Shares and the purchase of Additional Financing Shares may be subject to compliance by the

Purchasers with all applicable filing requirements and the expiration of all waiting periods under the HSR Act (the “HSR Act Restrictions”).  If, on or before the expiration of any period of time for a Purchaser to exercise any right or comply with any obligation with respect to the Securities or the Additional Financing Shares under any Transaction Agreement or otherwise, such Purchaser has notified the Company of its inability to exercise such right or comply with such obligation prior to the expiration of such period because of HSR Act Restrictions, such Purchaser shall be entitled to exercise such right or comply with such obligation without waiver or breach of any Transaction Agreement, notwithstanding the fact that the exercise of such right or compliance with such obligation would occur after expiration of such period, so long as Purchaser uses its reasonable best efforts to comply with the filing requirements of the HSR Act (including its waiting periods) until such time as Purchaser exercises such right or complies with such obligation.  The Company will cooperate with each Purchaser in making all applicable filings under the HSR Act; provided, however, that such Purchaser will pay all applicable filing fees.

(j)            Shareholder Rights Agreement.  The Company hereby agrees that it shall not amend or modify Sections 1(a), 1(c) or 3(a) of the Shareholder Rights Agreement with respect to Eastern Capital Limited or its Affiliates or Associates (each, as defined therein) without the written consent of the holders of a majority of the then-outstanding Registrable Securities issued hereunder then held by Eastern Capital Limited and its Affiliates and Associates.

5.             REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a)           Register.  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities, which for purposes of the Common Stock, shall be the Company’s existing independent registrar and transfer agent) a register for the Shares in which the Company shall record the name and address of the Person in whose name the Shares have been issued (including the name and address of each transferee), the number of Shares held by such Person, the number of Exchange Shares issuable upon exchange of the Shares, the number of Conversion Shares issuable upon conversion of the Shares, Exchange Shares, or Dividend Shares, as applicable, and the number of Dividend Shares.  The Company shall keep the register open and available at all times during reasonable business hours for inspection of any Purchaser or its legal representatives.

(b)           Transfer Agent Instructions.  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Purchaser or its respective nominee(s), for the Conversion Shares issuable upon conversion of the Shares, the Exchange Shares or the Dividend Shares in such amounts as specified from time to time by each Purchaser to the Company, including upon conversion of the Shares, the Exchange Shares or the Dividend Shares in the form of Exhibit C (the “Transfer Agent Instructions”).  The Company warrants that no instruction other than the Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents.  If a Purchaser effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Purchaser to effect such sale, transfer or assignment.  In the event that such sale, assignment or transfer involves Conversion Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Purchaser, assignee or transferee, as the case may be, without any restrictive legend.

6.             CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Shares to each Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Purchaser with prior written notice thereof:

(i)            Such Purchaser shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)           Such Purchaser and each other Purchaser shall have delivered to the Company the Purchase Price for the Shares being purchased by such Purchaser at the Closing by wire transfer of immediately available funds in accordance with Section 1(d) hereof.

(iii)          The representations and warranties of such Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

7.             CONDITIONS TO EACH PURCHASER’S OBLIGATION TO PURCHASE.

The obligation of each Purchaser hereunder to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)            The Company shall have duly executed and delivered to such Purchaser (A) each of the Transaction Documents and (B) the Shares (in such amounts as such Purchaser shall request), being purchased by such Purchaser at the Closing pursuant to this Agreement in accordance with Section 1(d) hereof.

(ii)           The Company shall have filed the Certificate of Designations with the Department of Licensing and Regulatory Affairs of the State of Michigan, and the Certificate of Designations shall have become effective as an amendment to the Articles of Incorporation.

(iii)          The Company shall have delivered to such Purchaser a copy of the Transfer Agent Instructions, in the form of Exhibit C attached hereto, which instructions shall have been delivered to the Company’s transfer agent.

(iv)          The representations and warranties of the Company shall be true and correct in all material respects (except for representations and warranties that are qualified and limited by “material, “materiality,” “Material Adverse Effect” or words of similar import which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(v)           The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(vi)          The Company shall have obtained all governmental or regulatory consents and approvals, if any, necessary for the sale of the Securities, except for such consents and approvals as are contemplated to be obtained following the Closing Date.

(vii)         Each of Goodwin Procter LLP and Dykema Gossett PLLC, counsels for the Company, shall deliver to the Purchasers an opinion, dated as of the Closing Date, in substantially the forms previously agreed to between the Purchaser and the Company.

(viii)        The Chief Executive Officer and/or Chief Financial Officer of the Company shall have delivered to the Purchasers at the Closing a certificate certifying that the conditions specified in clauses (ii), (iv), (v) and (vi) of this Section 7 have been fulfilled.

8.             TERMINATION.  In the event that the Closing shall not have occurred with respect to a Purchaser on or before five (5) Business Days from the date hereof due to the Company’s or such Purchaser’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.  As used in this Agreement, “Business Day” means any day other than (a) a Saturday, Sunday or federal holiday or (b) a day on which commercial banks in New York, New York are authorized or required by law to be closed.

9.             PREEMPTIVE RIGHTS.

(i)            With respect to any Purchaser, in the event that, (a) such Purchaser continues to own a number of Shares or Exchange Shares (including shares of Common Stock issued upon conversion of the Shares or the Exchange Shares) which is equal to or greater than ten percent (10%) of the number of Shares purchased by such Purchaser pursuant to this Agreement and set forth opposite such Purchaser’s name on the Schedule of Purchasers (such number of Shares being subject to adjustment for stock splits, dividends, combinations, recapitalizations, reclassifications and other similar events), and (b) the Company proposes to sell and issue equity securities of the Company (an “Additional Financing”), such Purchaser shall have the option to purchase, on the same terms and conditions offered by the Company to the other purchasers of such securities in such Additional Financing, up to that percentage of the securities sold in such Additional Financing equal to (x) the number of shares of Common Stock purchased by such Purchaser pursuant to this Agreement that are held by such Purchaser immediately prior to the consummation of the Additional Financing (calculated on an as-converted to Common Stock basis (whether or not the Shares or Exchange Shares held by such Purchaser are then convertible) and including, without limitation, such Purchaser’s Conversion Shares and Dividend Shares) as compared to (y) the total number of shares of Common Stock outstanding immediately prior to the consummation of the Additional Financing (including all Conversion Shares and Dividend Shares) (such percentage being such Purchaser’s “Additional Financing Pro Rata Amount”).

(ii)           Promptly after the Company determines to engage in an Additional Financing, the Company shall deliver a written notice (the “Offer Notice”) to the Purchasers stating (a) its bona fide intention to offer securities in an Additional Financing, (b) the number of such securities to be offered, (c) the price and terms, to the extent known, upon which it proposes to offer such securities or borrow such funds, and (d) the anticipated closing date of the Additional Financing.  The Company shall promptly notify each Purchaser of (x) the determination of the price and terms upon which it proposes to offer such securities, to the extent not set forth in the Offer Notice, and (y) any material change in any of the information set forth in the Offer Notice or in the price or other terms previously communicated to such Purchaser.

(iii)          No Purchaser may participate in an Additional Financing, in whole or in part, unless it (a) delivers to the Company, on or prior to the date five (5) Business Days after the date of delivery of the Offer Notice a written notice of acceptance (an “Acceptance Notice”) providing a representation letter certifying that such Purchaser is an accredited investor within the meaning of Rule 501 under the Securities Act and indicating the portion of the

Purchaser’s Additional Financing Pro Rata Amount that such Purchaser elects to purchase and (b) deposits in a U.S. escrow account on terms mutually satisfactory to the Company and the Purchaser the amount that the Purchaser proposes to invest pursuant to the preemptive rights set forth in this Section 9 (the “Escrow Deposit”) concurrently with delivering an Acceptance Notice indicating the amount or number of securities to be purchased by the Purchaser; provided that, if the Company does not intend to sign the definitive documentation for such Additional Financing within ten (10) Business Days of the date such Acceptance Notice is due pursuant to clause (a) of this Section 9(iii), the Purchaser must make the Escrow Deposit no later than five (5) Business Days after a request from the Company for the Purchaser to make such Escrow Deposit.

(iv)          Any issuance of Exempted Securities (as defined below) shall not be Additional Financings for purposes of this Section 9 and the Purchasers shall have no rights hereunder with respect to the issuance of Exempted Securities.  For purposes of this Agreement, “Exempted Securities” shall mean (A) shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on the Shares, (B) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock or the Series B Preferred Stock, (C) shares of Common Stock or Options representing up to an aggregate of twenty percent (20%) of the fully-diluted capitalization of the Company (including as outstanding all Securities whether or not then convertible into Common Stock) as determined at the time of such issuance issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company, (D) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security, (E) shares of Common Stock, Options or Convertible Securities issued as payments of interest on notes or other indebtedness of the Company, (F) shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Company, (G) shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services, including placement agents, pursuant to transactions approved by the Board of Directors of the Company, (H) shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors of the Company, (I) shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, marketing or other similar agreements or strategic partnerships or strategic collaborations approved by the Board of Directors of the Company, (J) up to $20,300,000 of shares of Common Stock (subject to adjustment for stock splits, dividends, combinations, recapitalizations, reclassifications and other similar events with respect to such shares) issued in connection with that certain At Market Issuance Sales Agreement, dated June 16, 2011, by and between the Company and McNicoll, Lewis & Vlak LLC or (K) shares of Common Stock issued in connection with that certain Shareholder Rights Agreement, dated as of August 11, 2011, by and between the Company and Continental Stock Transfer & Trust Company, as Rights Agent,

as amended (the “Shareholder Rights Agreement”), provided, however, that the total number of shares of Common Stock, Options or Convertible Securities, as applicable, described by clauses (E), (F), (G), (I) and issued pursuant to a joint venture agreement approved by the Board of the Directors of the Company that shall be considered Exempted Securities shall not exceed 12,000,000 in the aggregate (subject to adjustment for stock splits, dividends, combinations, recapitalizations, reclassifications and other similar events with respect to such shares).    For purposes of this Agreement, “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities. For purposes of this Agreement, “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(v)                                 No Purchaser shall have any right to purchase securities of the Company hereunder, and the Company shall have no obligation to a Purchaser hereunder, if (1) the Company has used its reasonable best efforts to ensure that the sale of such securities to such Purchaser will not violate the Securities Act or the Exchange Act and, despite such efforts, the Company reasonably determines in good faith that the sale of such securities to such Purchaser cannot be made without the violation of the Securities Act or the Exchange Act or (2) the Company reasonably determines in good faith that the sale of such securities to such Purchaser cannot be made without requiring the approval of the Company’s shareholders for a reason that is related to such Purchaser (or to the Purchasers as a group) and is not related to the participation of other participants in the Additional Financing, including, without limitation, the application of the Nasdaq Marketplace Rules.

10.                               [INTENTIONALLY OMITTED].

11.                               INDEMNIFICATION.

The Company (as “Indemnitor”) hereby agrees to indemnify, pay and hold each Purchaser, and each of the respective officers, directors, employees and affiliates of each Purchaser (collectively, the “Indemnified Parties”) harmless from and against any and all liabilities, costs, expenses, liabilities, obligations, losses, damages (but excluding any consequential, punitive, special or otherwise), penalties, actions, judgments, suits, claims and disbursements of any kind or nature whatsoever (but including only the reasonable fees and expenses of one counsel) which are actually incurred by or asserted against such Indemnified Party, in any manner relating to or arising out of the breach of any of the representations and warranties of the Company set forth in this Agreement (the “Indemnified Liabilities”).  Each Indemnified Party shall give the Indemnitor prompt written notice of any claim (but in no event later than 20 days after receipt of notice in writing of such asserted claim or the date the Indemnified Party becomes aware of such claim) that might give rise to Indemnified Liabilities setting forth a reasonable description of those elements of such claim of which such Indemnified Party has knowledge; provided, that any delay or failure to give such notice shall not affect the obligations of the Indemnitor unless (and then solely to the extent) such Indemnitor is materially prejudiced by such delay or failure.  The Indemnitor shall have the right at any time during which such claim is pending to select counsel to defend and control the defense thereof and settle any claims for which they are responsible for indemnification hereunder (provided, that the Indemnitor will not settle any such claim without (a) the appropriate Indemnified Party’s prior written consent, which consent shall not be unreasonably withheld or (b) obtaining an unconditional release of the appropriate Indemnified Party from all claims arising out of or in any way relating to the circumstances involving such claim) so long as in any such event the Indemnitor shall have stated in a writing delivered to the Indemnified Party that, as between the Indemnitor and the Indemnified Party, the Indemnitor is responsible to the Indemnified Party with respect to such claim to the extent and subject to the limitations set forth herein; provided, that the Indemnitor shall not be entitled to control the defense of any claim in the event that in the reasonable opinion of counsel for the Indemnified Party there are one or more material defenses available to the Indemnified Party which are not available to the Indemnitor; provided further, that with respect to any claim as to which the Indemnified Party is controlling the defense, the Indemnitor will not be liable to any Indemnified Party for any settlement of any claim pursuant to this Section that is effected without the Indemnitor’s prior written consent.  To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnified Parties or any of them.  Notwithstanding anything to the contrary in this Agreement or the other Transaction Documents, the maximum aggregate liability of the Company for indemnification for Indemnified Liabilities shall not exceed US$40,001,000.00 in the aggregate.

12.                               MISCELLANEOUS.

(a)                                 Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(b)                                 Arbitration.

(i)                                     Any dispute, controversy, or claim arising out of, relating to, or in connection with this Agreement, or the breach, termination, or validity thereof, shall be finally settled by arbitration; provided, however, that any dispute, controversy, or claim arising out of, relating to or in connection with the Rights Agreement Amendment or any interpretation thereof, or the breach, termination or validity thereof, shall not be settled by arbitration or subject to the provisions of this Section 12(b).  The arbitration shall be conducted in accordance with the Securities Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”), including the AAA’s Procedures for Large, Complex Commercial Disputes, in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the parties.  The seat of the arbitration shall be New York, New York, and it shall be conducted in the English language.  The parties consent to the jurisdiction of the federal or state courts in New York, New York for the limited purpose of enforcing this agreement to arbitrate.  The arbitration and this clause shall be governed by Title 9 (Arbitration) of the United States Code.

(ii)                                  The arbitration shall be conducted by three arbitrators.  The claimant shall appoint an arbitrator in its request for arbitration.  The respondent shall appoint an arbitrator within 20 days of the receipt of the request for arbitration.  The two arbitrators shall appoint a third arbitrator, who shall act as chair of the tribunal, within 20 days after the appointment of the second arbitrator.  If any of the three arbitrators is not appointed within the time prescribed above, then the AAA shall appoint that arbitrator from its National Panel of Securities Arbitrators or its Large, Complex Commercial Case Panel, not including any such members affiliated with the securities industry.  The chair of the tribunal shall be a citizen of the United States.

(iii)                               In addition to the authority conferred on the arbitration tribunal by the Rules, the arbitration tribunal shall have the authority to order such production of documents, generally consistent with the discovery permitted under the Federal Rules of Civil Procedure, as may reasonably be requested by either party or by the tribunal itself.  In addition, either party may request a reasonable number of depositions of party witnesses.

(iv)                              The parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall not be disclosed beyond the tribunal, the AAA, the parties, their counsel, accountants and auditors, insurers and re-insurers, and any person necessary to the conduct of the proceeding.  The confidentiality obligations shall not apply (i) if disclosure is required by law, or in judicial or administrative proceedings, or (ii) as far as disclosure is necessary to enforce the rights arising out of the award.

(v)                                 The arbitration award shall be final and binding on the parties.  Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets.

(vi)                              In order to facilitate the comprehensive resolution of related disputes, and upon request of any party to the arbitration proceeding, the arbitration tribunal may consolidate the arbitration proceeding with any other arbitration proceeding involving any of the parties hereto relating to this Agreement, the Master Custody Agreement or the ISDA Agreement.  The arbitration tribunal shall not consolidate such arbitrations unless it determines that (i) there are issues of fact or law common to the related proceedings so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) no party would be prejudiced as a result of such consolidation through undue delay or otherwise.  In the event of different rulings on this question by the arbitration tribunal constituted hereunder, the tribunal constituted under the Master Custody Agreement or the tribunal constituted under the ISDA Agreement, the ruling of the arbitration tribunal constituted hereunder shall control.

(c)                                  Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(d)                                 Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(e)                                  Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(f)                                   Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Purchasers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder and under the Shares, and any amendment to this Agreement made in conformity with the provisions of this Section 12(f) shall be binding on all Purchasers and holders of Securities, as applicable.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Shares.  The Company has not, directly or indirectly, made any agreements with any Purchasers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(g)                                  Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or a .pdf via email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) two Business Days after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Aastrom Biosciences, Inc.
24 Frank Lloyd Wright Drive

PO Box 376

Ann Arbor, MI 48106
Telephone:                                   (734) 418-4400

Facsimile:                                         (734)
Attention:                                         VP Finance or Chief Financial Officer

With a copy (such copy not to constitute notice) to:

Goodwin Procter LLP
Exchange Place
Boston, MA 02109
Telephone:                                   (617) 570-1000
Facsimile:                                         (617) 523-1231
Attention:                                         Mitchell S. Bloom, Esq., Danielle M. Lauzon, Esq.

If to a Purchaser, to its address and facsimile number set forth on the Schedule of Purchasers, with copies (such copies not to constitute notice) to such Purchaser’s representatives as set forth on the Schedule of Purchasers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(h)                                 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Shares.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, except in connection with a Fundamental Change (as defined in the Certificate of Designations).  The Purchasers shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company; provided, that this Agreement or any rights or obligations hereunder may be assigned by a Purchaser to (i) an affiliate of a Purchaser (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) (a “Purchaser Affiliate”); (ii) an Immediate Family Member of a Purchaser or a Purchaser Affiliate or custodian or trustee for the benefit of a Purchaser or a Purchaser Affiliate or one or more of such Purchaser’s or Purchaser Affiliate’s Immediate Family Members; or (iii) a transferee pursuant to any transfer by such Purchaser for bona fide estate planning purposes, either during such Purchaser’s lifetime or on death by gift, will or intestate succession; provided, that within a reasonable time after such transfer, the Company is furnished with written notice of the name and address of such transferee and the shares with respect to which such rights are being transferred.  For purposes of this Agreement, an “Immediate Family Member” means any parent, spouse, sibling, lineal descendant or lineal descendant of a spouse, including any adoptive relationships.

(i)                                     No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(j)                                    Survival.  Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Purchasers contained in Sections 2 and 3 shall survive the Closing for a period of two (2) years thereafter, and the agreements and covenants set forth in Sections 4, 5, 9, 10, 11 and 12 shall survive the Closing.  Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(k)                                 Publicity.  On the date hereof, the Company shall issue a press release substantially in the form of Exhibit E hereto. No other written public release or written announcement concerning the purchase of the Shares contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall, to the extent reasonably practicable, allow the other party reasonable time to comment on such release or announcement in advance of such issuance.  The provisions of this Section 12(k) shall not restrict the ability of a party to summarize or describe the transactions contemplated by this Agreement in any prospectus or similar offering document so long as the other party is provided a reasonable opportunity to review such disclosure in advance.

(l)                                     Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(m)                             No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n)                                 Remedies.  Each Purchaser and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

(o)                                 Payment Set Aside.  To the extent that the Company makes a payment or payments to the Purchasers hereunder or pursuant to any of the other Transaction Documents or the Purchasers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p)                                 Aggregation of Shares.  All Shares, Exchange Shares, Conversion Shares, Dividend Shares and Additional Financing Shares held or acquired by a Purchaser, any Purchaser Affiliates and such Purchaser’s or Purchaser Affiliate’s Immediate Family Members shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

AASTROM BIOSCIENCES, INC.

By:	/s/ Tim M. Mayleben
	Name:	Tim M. Mayleben
	Title:	President and Chief Executive Officer

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

PURCHASERS:

EASTERN CAPITAL LIMITED

By:	/s/ Mark VanDevelde
	Name:	Mark VanDevelde
	Title:	Director

SCHEDULE OF PURCHASERS

(1) Purchaser	(2) Address and Facsimile Number	(3) Aggregate Number of Shares	(4) Aggregate Purchase Price	(5) Legal Representative’s Address and Facsimile Number

Eastern Capital Limited, a Cayman exempted company	Physical Address (For Courier) 89 Nexus Way, 3rd Floor, Suite #8303 Camana Bay Grand Cayman CAYMAN ISLANDS Mailing Address 10 Market Street, #773 Camana Bay Grand Cayman KY1-9006 CAYMAN ISLANDS	12,308	$40,001,000.00	Vinson & Elkins L.L.P. 2801 Via Fortuna, Suite 100 Austin, Texas 78746 Attn: William R. Volk Fax 512.236.3240

EXHIBITS

Exhibit A                                             Form of Certificate of Designations

Exhibit B                                             Form of Registration Rights Agreement

Exhibit C                                             Form of Transfer Agent Instructions

Exhibit D                                             Rights Agreement Amendment

Exhibit E                                              Form of Press Release